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                                                                       Exhibit 5

                         [LETTERHEAD OF ROGERS & WELLS]



                                December 17, 1996


DVI, Inc.
500 Hyde Park
Doylestown, Pennsylvania  18901

Ladies and Gentlemen:

                  We are acting as special counsel for DVI, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1993 Act"), of a registration statement on Form S-3 (as the same may be amended or supplemented from time to time, the "Registration Statement"), including the Prospectus included therein at the time the Registration Statement is declared effective (the "Prospectus"), with respect to debt securities of the Company ("Debt Securities"), to be issued from time to time in one or more series, on terms to be determined at the time of offering.

                  The Debt Securities are to be issued from time to time under an indenture between the Company, as issuer, and First Trust National Association, as trustee, in substantially the form included in the Registration Statement as Exhibit 4(a) the "Indenture").

                  In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. As to factual matters relevant to the opinions set forth below we have, with your permission, relied upon certificates of officers of the Company and public officials.

                  Based upon the foregoing, and on such examination of law as we have deemed necessary, we are of the opinion that when (a) the Indenture has been duly executed and delivered by the parties thereto, (b) the Debt Securities have been duly authorized, executed and issued by the Company in accordance with the provisions of the Indenture (including the provisions of the Indenture regarding establishment of the form of the Debt Securities), and (c) such Debt Securities have been authenticated and delivered by the trustee under the Indenture for due consideration in the manner and on the terms described in the Prospectus, as supplemented by the applicable prospectus supplement, such Debt Securities will have been
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validly issued and constitute binding obligations of the Company enforceable against the Company in accordance with their respective terms and entitled to the benefits of the Indenture, subject to (i) applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  We consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act, or the Rules and Regulations of the Commission promulgated thereunder.

                                                 Very truly yours,

                                                 /s/Rogers & Wells

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